                                                        Exhibit 24.1

                              POWER OF ATTORNEY

The undersigned Directors and Officers of National City Corporation, a Delaware corporation (the "Corporation"), hereby constitute and appoint David L. Zoeller, Carlton E. Langer and Thomas A. Richlovsky, and each of them, with full power of substitution and resubstitution, as attorneys or attorney to sign for us and in our names, in the capacities indicated below, and file under the Securities Act of 1933, as amended, one or more post-effective amendments to the Registration Statement on Form S-3 relating to the registration of share of common stock, par value $4.00 per share, to be issued pursuant to the Corporation's Dividend Reinstatement and Stock Purchase Plan as authorized by resolutions of the Board of Directors of the Corporation on December 16, 1996 and any and all amendments and exhibits thereto, or other documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as we could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.

EXECUTED this 16th day of December, 1996.


/s/ Sandra H. Austin            Director
------------------------
    Sandra H. Austin



/s/ Charles H. Bowman           Director
------------------------
    Charles H. Bowman



/s/ Edward B. Brandon           Director
------------------------
    Edward B. Brandon



/s/ John G. Breen               Director
------------------------
    John G. Breen



/s/ James S. Broadhurst         Director
------------------------
    James S. Broadhurst

/s/ Duane E. Collins
-------------------------------         Director
    Duane E. Collins


/s/ David A. Daberko                    Chairman of the Board and Chief
-------------------------------         Executive Officer (Principal
    David A. Daberko                    Executive Officer)


/s/ Daniel E. Evans                     Director
-------------------------------
    Daniel E. Evans


/s/ Otto N. Frenzel III                 Director
-------------------------------
    Otto N. Frenzel III


/s/ Bernadine P. Healy, M.D.            Director
-------------------------------
    Bernadine P. Healy


/s/ Joseph H. Lemieux                   Director
-------------------------------
    Joseph H. Lemieux


/s/ W. Bruce Lunsford                   Director
-------------------------------
    W. Bruce Lunsford


/s/ A. Stevens Miles                    Director
-------------------------------
    A. Stevens Miles


/s/ Robert A. Paul                      Director
-------------------------------
    Robert A. Paul

/s/ William R. Robertson
--------------------------------        Director and President
    William R. Robertson


/s/ William F. Roemer                   Director
--------------------------------
    William F. Roemer


/s/ Michael A. Schuler                  Director
--------------------------------
    Michael A. Schuler


/s/ Stephen A. Stitle                   Director
--------------------------------
    Stephen A. Stitle


/s/ Morry Weiss                         Director
--------------------------------
    Morry Weiss

                                      3